As filed with the Securities and Exchange Commission on May 15, 2020

Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________________________
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________________________________
Daré Bioscience, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-4139823 (I.R.S. Employer Identification No.)

3655 Nobel Drive, Suite 260
San Diego, California 92122
(858) 926-7655
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
________________________________________
Lisa Walters-Hoffert
Chief Financial Officer
Daré Bioscience, Inc.
3655 Nobel Drive, Suite 260
San Diego, California 92122
(858) 926-7655
(Name, address, including zip code, and telephone number, including area code, of agent for service)
________________________________________
Copies to:
Edwin Astudillo, Esq.
Shana C. Hood, Esq.
Breakwater Law Group, LLP
415 S. Cedros Ave., Suite 260
Solana Beach, California 92075
(858) 227-6661
________________________________________
Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement as determined by the registrant.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
________________________________________
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price per Unit (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, $0.0001 par value	5,008,917	(2)	$1.12	$5,609,987	$728	(2)

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)
This number is comprised of: (i) 2,999,990 shares are issued and outstanding, and (ii) up to 2,008,927 shares that may be issued contingent upon the achievement of specified milestones (the “contingent shares”), assuming (a) the achievement of all such milestones, (b) that the registrant elects to pay the consideration owed with respect to such achievement in shares of common stock, and (c) that the per share price used to calculate the number of shares issued with respect to the achievement of the applicable milestone is $1.12, which represents the average of the high and low prices of the registrant’s common stock as reported on The Nasdaq Capital Market on May 8, 2020.

(3)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low prices of the registrant's common stock as reported on The Nasdaq Capital Market on May 8, 2020.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement of which this prospectus forms a part filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED MAY 15, 2020
PROSPECTUS
DARÉ BIOSCIENCE, INC.

5,008,917 Shares of Common Stock

This prospectus relates to the possible resale from time to time of up to 5,008,917 shares of our common stock, which are held by, or may be issued to, the selling stockholders identified in this prospectus. We will not receive any proceeds from the sale of any shares offered by this prospectus.
The selling stockholders acquired or will acquire the shares offered by this prospectus in connection with our acquisition of Microchips Biotech, Inc., or Microchips, pursuant to an Agreement and Plan of Merger dated November 10, 2019, or the merger agreement. The number of shares of common stock being registered hereunder is comprised of: (i) 2,999,990 shares that we issued to the selling stockholders in connection with the closing of the merger, and (ii) up to 2,008,927 shares that may be issued to the selling stockholders contingent upon the achievement of specified milestones set forth in the merger agreement. The actual number of shares issued to the selling stockholders, if any, upon the achievement of such milestones could be materially more or less than 2,008,927 shares of common stock. See “Microchips Acquisition” on page 7 of this prospectus.
The registration of shares of our common stock covered by this prospectus does not mean that the selling stockholders will offer or sell any of such shares of our common stock. The selling stockholders may resell or dispose of the shares of our common stock, or interests therein, at fixed prices, at prevailing market prices at the time of sale or at prices negotiated with purchasers, to or through one or more underwriters, dealers or agents, or through any other means described in this prospectus under "Plan of Distribution" beginning on page 12 of this prospectus. The selling stockholders will bear all commissions and discounts, if any, attributable to the sale or disposition of the shares of common stock, or interests therein. We will bear all costs, expenses and fees in connection with the registration of the shares of common stock.
Our common stock is listed on The Nasdaq Capital Market under the symbol “DARE.” On May 14, 2020, the last reported sale price of our common stock was $1.05 per share.
Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 5 of this prospectus under the caption “Risk Factors,” as well as in the documents incorporated by reference in this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is , 2020.

i

ABOUT THIS PROSPECTUS
This prospectus does not contain all of the information included in the registration statement of which this prospectus forms a part. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. This prospectus, together with any prospectus supplement or free writing prospectus that we subsequently authorize for use in connection with this offering and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus. You should carefully read this prospectus, any prospectus supplement or free writing prospectus that we subsequently authorize for use in connection with this offering, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find More Information” before making an investment decision.
You should rely only on the information we have provided or incorporated by reference in this prospectus, or in any prospectus supplement or free writing prospectus that we subsequently authorize for use in connection with this offering. Neither we, nor any selling stockholder, have authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus, or any related prospectus supplement or free writing prospectus, is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, or such prospectus supplement or free writing prospectus, or any sale of a security.
Neither we, nor any selling stockholder, are offering to sell or seeking offers to purchase these securities in any jurisdiction where the offer or sale is not permitted. We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities hereunder and the distribution of this prospectus outside the United States.
The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market size, is based on information from various sources, including peer reviewed journals, formal presentations at medical society meetings and third-parties commissioned by us or our licensors to provide market research and analysis, and is subject to a number of assumptions and limitations. Although we are responsible for all of the disclosure contained in this prospectus and we believe the information from industry publications and other third-party sources included in this prospectus is reliable, such information is inherently imprecise. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors.
To the extent there are inconsistencies between this prospectus, any related prospectus supplement or free writing prospectus, and any documents incorporated by reference, the document with the most recent date will control.
Unless the context otherwise requires, “Daré,” “Daré Bioscience,” “the Company,” “we,” “us,” “our” and similar terms refer to Daré Bioscience, Inc. and its subsidiaries.

PROSPECTUS SUMMARY
This summary highlights information contained elsewhere in this prospectus. This summary provides an overview of selected information and does not contain all of the information you should consider before investing in our securities. We urge you to read this entire prospectus, including our consolidated financial statements, notes to our consolidated financial statements and other information incorporated herein by reference to our other filings with the Securities and Exchange Commission, or SEC, or included in any applicable prospectus supplement. Investing in our securities involves a high degree of risk and uncertainty. Therefore, carefully consider the risk factors set forth in this prospectus, including those incorporated herein by reference to our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.
About Daré Bioscience
We are a clinical-stage biopharmaceutical company committed to the acceleration of innovative products for women’s health. We are driven by a mission to identify, acquire and develop a diverse portfolio of differentiated therapies that expand treatment options, improve outcomes and facilitate convenience for women, primarily in the areas of contraception, fertility, and sexual and vaginal health. Our business strategy is to in-license or otherwise acquire the rights to differentiated product candidates in our areas of focus, some of which have existing clinical proof-of-concept data, and to take those candidates through advanced stages of clinical development, and then out-license these products to companies with sales and distribution capabilities in women's health to leverage their commercial capabilities. We and our wholly owned subsidiaries operate in one business segment.
Since July 2017, we have assembled a portfolio of clinical-stage and pre-clinical-stage candidates. While we will continue to assess opportunities to expand our portfolio, our current focus is on advancing our existing product candidates through mid- and late stages of clinical development or approval. Our global commercialization and development strategy involves partnering with pharmaceutical companies and regional distributors with established marketing and sales capabilities in women's health, including through co-development and promotion agreements, once we have advanced a candidate through mid- to late-stage clinical development.
Our portfolio includes three product candidates in advanced clinical development:

•
DARE-BV1, a novel thermosetting bioadhesive hydrogel formulated with clindamycin phosphate 2% to be administered in a single vaginally delivered application, as a first line treatment for bacterial vaginosis, or BV;

•	Ovaprene, a hormone-free, monthly vaginal contraceptive; and

•	Sildenafil Cream, 3.6%, a proprietary cream formulation of sildenafil for topical administration to the vulva and vagina for treatment of female sexual arousal disorder, or FSAD.
Our portfolio also includes three product candidates that we believe are Phase 1-ready:

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DARE-HRT1, a combination bio-identical estradiol and progesterone intravaginal ring for the treatment of vasomotor symptoms, or VMS, as part of a hormone replacement therapy, or HRT, following menopause;

•	DARE-VVA1, a vaginally delivered formulation of tamoxifen to treat vulvar vaginal atrophy, or VVA, in patients with hormone- receptor positive breast cancer; and

•	DARE-FRT1, an intravaginal ring containing bio-identical progesterone for the prevention of preterm birth and for fertility support as part of an in vitro fertilization treatment plan.
In addition, our portfolio includes these pre-clinical stage product candidates:

•
A microchip-based, implantable drug delivery system and a contraceptive application of that technology utilizing levonorgestrel that is designed to provide user-controlled, long-acting, reversible contraception

•	ORB-204 and ORB-214, 6-month and 12-month formulations of injectable etonogestrel for contraception; and

•	DARE-RH1, a novel approach to non-hormonal contraception for both men and women by targeting the CatSper ion channel.
Our primary operations have consisted of, and are expected to continue to consist of, product research and development and advancing our portfolio of product candidates through clinical development and regulatory approval. We expect that the majority of our development expenses in 2020 and 2021 will support the advancement of DARE-BV1, Ovaprene and Sildenafil Cream, 3.6%.
To date, we have not obtained any regulatory approvals for any of our product candidates, commercialized any of our product candidates or generated any product revenue. We are subject to several risks common to clinical-stage biopharmaceutical companies, including dependence on key individuals, competition from other companies, the need to develop commercially viable products in a timely and cost-effective manner, and the need to obtain adequate additional capital to fund the development of product candidates. We are also subject to several risks common to other companies in the industry, including rapid technology change, regulatory approval of products, uncertainty of market acceptance of products, competition from substitute products and larger companies, compliance with government regulations, protection of proprietary technology, dependence on third parties, and product liability.
In addition, the COVID-19 pandemic continues to rapidly evolve. We do not yet know the full extent of its potential effects on our business, including the anticipated aggregate costs for development of our product candidates, on our anticipated timelines for the development of our product candidates, or on the supply chain for our clinical supplies. However, these effects could have a material adverse impact on our business and financial condition.
Microchips Acquisition
In November 2019, we acquired Microchips Biotech, Inc., or Microchips, via a merger transaction. Microchips is developing a proprietary, microchip-based, implantable drug delivery system designed to store and precisely deliver numerous therapeutic doses over months and years on a schedule determined by the user and controlled via wireless remote. Microchips’ lead product candidate is a pre-clinical stage contraceptive application of the technology that utilizes levonorgestrel.
The number of shares of common stock being registered hereunder is comprised of: (i) 2,999,990 shares that we issued to the selling stockholders in connection with the closing of the merger, and (ii) up to 2,008,927 shares that may be issued to the selling stockholders contingent upon the achievement of specified funding, product development and regulatory milestones set forth in the merger agreement governing the merger. The actual number of shares issued to the selling stockholders upon the achievement of such milestones, if any, could be materially more or less than 2,008,927 shares of common stock. See “Microchips Acquisition” on page 7 of this prospectus.
Additional Information
For additional information related to our business and operations, please refer to the annual and quarterly reports incorporated herein by reference, as described under the caption “Incorporation of Documents by Reference” on page 14 of this prospectus.
Corporate Information
Our principal executive offices are located at 3655 Nobel Drive, Suite 260, San Diego, California 92122, and our telephone number at that address is (858) 926-7655. We maintain a website at www.darebioscience.com, to which we regularly post copies of our press releases as well as additional information about us. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.
Daré Bioscience® is a registered trademark of Daré Bioscience, Inc. Ovaprene® is a registered trademark licensed to Daré Bioscience, Inc. All brand names or trademarks appearing in this prospectus are the property of their respective holders. Use or display by us of other parties’ trademarks, trade dress, or products in this prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.
The Offering

Shares of common stock offered by selling stockholders	5,008,917	(1)

Use of proceeds	We will not receive any proceeds from the sale of our common stock offered by the selling stockholders under this prospectus. See “Use of Proceeds” on page 7 of this prospectus.

Risk factors
Investment in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 5 of this prospectus, as well as the other information included in or incorporated by reference in this prospectus, for a discussion of risks you should carefully consider before investing in our common stock.

Nasdaq Capital Market symbol	“DARE”

1)
Comprised of: (i) 2,999,990 shares that we issued to the selling stockholders in connection with the closing of the merger, and (ii) up to 2,008,927 shares, or the Contingent Consideration Shares, that may be issued to the selling stockholders contingent upon the achievement of specified funding, product development and regulatory milestones set forth in the merger agreement governing the merger pursuant to which we acquired Microchips. The number of Contingent Consideration Shares assumes (a) the achievement of all the milestones for which we may elect to pay the consideration owed in shares of our common stock, (b) that we so elect to pay such consideration in shares of our common stock, and (c) that the per share price used to calculate the number of Contingent Consideration Shares issued with respect to the achievement of the applicable milestone is $1.12, which represents the average of the high and low prices of our common stock on May 8, 2020 as reported on The Nasdaq Capital Market. None of the Contingent Consideration Shares have been earned or issued as of the date of this prospectus. The actual number of Contingent Consideration Shares issued to the selling stockholders, if any, could be materially more or less than 2,008,927 shares of common stock. See “Microchips Acquisition” on page 7 of this prospectus.

RISK FACTORS
Investing in our securities involves significant risk. In addition to the other information included or incorporated by reference in this prospectus, including the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent annual report on Form 10-K, as revised or supplemented by our subsequent quarterly reports on Form 10-Q or our current reports on Form 8-K that we have filed with the SEC, all of which are incorporated herein by reference (other than current reports on Form 8-K, or portions thereof, furnished under Items 2.02 or 7.01 of Form 8-K), you should consider the risks described below before making an investment decision with respect to our common stock. We expect to update these risks and our other Risk Factors from time to time in periodic and current reports we file with the SEC in the future. Such updated Risk Factors will be incorporated by reference in this prospectus. Please refer to our subsequently filed reports for additional information relating to the risks associated with investing in our common stock. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these risks might cause you to lose all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference in this prospectus contain or incorporate by reference forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, including statements regarding our strategy, future operations, future financial position, projected costs, prospects, plans and objectives of management, are forward-looking statements. Forward-looking statements include all statements that are not historical facts and, in some cases, can be identified by terms such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “design,” “intend,” “expect,” “could,” “plan,” “potential,” “predict,” “seek,” “should,” “would,” “contemplate,” project,” “target,” “tend to,” or the negative version of these words and similar expressions.
Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including those factors discussed under the heading “Risk Factors” contained or incorporated in this prospectus and in any related prospectus supplement or free writing prospectus we may authorize for use in connection with this offering. These factors and the other cautionary statements contained or incorporated in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Given these uncertainties, you should not place undue reliance on any forward-looking statement. The following factors are among those that may cause such differences:

•	Inability to continue as a going concern;

•	Inability to raise additional capital, under favorable terms or at all, including as a result of the effects of the COVID-19 pandemic;

•	Inability to successfully attract partners and enter into collaborations on acceptable terms;

•	A decision by Bayer HealthCare LLC to discontinue its commercial interest in Ovaprene® and/or to terminate our license agreement;

•
Failure to select or capitalize on the most scientifically, clinically or commercially promising or profitable indications or therapeutic areas for our product candidates due to limited financial resources;

•	Inability to develop and commercialize our product candidates;

•
Failure or delay in starting, conducting and completing clinical trials or obtaining United States Food and Drug Administration, or FDA, or foreign regulatory approval for our product candidates in a timely manner, including as a result of matters beyond our control such as the effects related to geopolitical actions, natural disasters, or public health emergencies or pandemics, such as the COVID-19 pandemic;

•	A change in the FDA Center assigned primary oversight responsibility for our combination product candidates;

•
A change in regulatory requirements for our product candidates, including the development pathway pursuant to Section 505(b)(2) of the Federal Food, Drug, and Cosmetic Act, or the FDA's 505(b)(2) pathway;

•
Unsuccessful clinical trial outcomes stemming from clinical trial designs, failure to enroll a sufficient number of patients, higher than anticipated patient dropout rates, failure to meet established clinical endpoints, undesirable side effects and other safety concerns;

•	Negative publicity concerning the safety and efficacy of our product candidates, or of product candidates being developed by others that share characteristics similar to our candidates;

•	Inability to demonstrate sufficient efficacy of our product candidates;

•	Loss of our licensed rights to develop and commercialize a product candidate as a result of the termination of the underlying licensing agreement;

•	Monetary obligations and other requirements in connection with our exclusive, in-license agreements covering the patents and related intellectual property related to our product candidates;

•	Developments by our competitors that make our product candidates less competitive or obsolete;

•	Dependence on third parties to conduct nonclinical studies and clinical trials of our product candidates;

•
Dependence on third parties to supply and manufacture clinical trial materials and, if any of our candidates are approved, commercial product, including components of our products as well as the finished product, in accordance with current good manufacturing practices and in the quantities needed;

•
Interruptions in, or the complete shutdown of, the operations of third parties on which we rely, including clinical sites, manufacturers, suppliers, and other vendors, from matters beyond their control, such as the effects related to geopolitical actions, natural disasters, or public health emergencies or pandemics, such as the COVID-19 pandemic, and our lack of recourse against such third parties if their inability to perform is excused under the terms of our agreements with such parties;

•	Failure of our product candidates, if approved, to gain market acceptance or obtain adequate coverage for third party reimbursement;

•
A reduction in demand for contraceptives caused by an elimination of current requirements that health insurance plans cover and reimburse certain FDA-cleared or approved contraceptive products without cost sharing;

•	Uncertainty as to whether health insurance plans will cover our product candidates even if we successfully develop and obtain regulatory approval for them;

•
Unfavorable or inadequate reimbursement rates for our product candidates set by the United States government and other third-party payers even if they become covered products under health insurance plans;

•	Difficulty in introducing branded products in a market made up of generic products;

•	Inability to adequately protect or enforce our, or our licensor’s, intellectual property rights;

•
Lack of patent protection for the active ingredients in certain of our product candidates which could expose those product candidates to competition from other formulations using the same active ingredients;

•	Higher risk of failure associated with product candidates in pre-clinical stages of development that may lead investors to assign them little to no value and make these assets difficult to fund;

•	Disputes or other developments concerning our intellectual property rights;

•	Actual and anticipated fluctuations in our quarterly or annual operating results;

•	Price and volume fluctuations in the stock market, and in our stock in particular, which could subject us to securities class-action litigation;

•	Failure to maintain the listing of the Company’s common stock on the Nasdaq Capital Market or another nationally recognized exchange;

•	Litigation or public concern about the safety of our potential products;

•
Strict government regulations on our business, including various fraud and abuse laws, including, without limitation, the U.S. federal Anti-Kickback Statute, the U.S. federal False Claims Act and the U.S. Foreign Corrupt Practices Act;

•	Regulations governing the production or marketing of our product candidates;

•	Loss of, or inability to attract, key personnel; and

•	Increased costs as a result of operating as a public company, and substantial time devoted by our management to compliance initiatives and corporate governance practices.
Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference in this prospectus. We do not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any statement is made or to reflect the occurrence of unanticipated events, except as required by law.
USE OF PROCEEDS
The proceeds from the sale or other disposition of the common stock covered by this prospectus are solely for the accounts of the selling stockholders. We will not receive any proceeds from any sale or other disposition of these shares of common stock by the selling stockholders.
MICROCHIPS ACQUISITION
Overview
In November 2019, we acquired Microchips Biotech, Inc., or Microchips, via a merger transaction in which a wholly owned subsidiary we formed for purposes of this transaction merged with and into Microchips, and Microchips survived as our wholly owned subsidiary. Microchips is developing a proprietary, microchip-based, implantable drug delivery system designed to store and precisely deliver numerous therapeutic doses over months and years on a schedule determined by the user and controlled via wireless remote. Microchips’ lead product candidate is a pre-clinical stage contraceptive application of the technology that utilizes levonorgestrel.
At the closing of the merger, we issued an aggregate of 2,999,990 shares of our common stock to the selling stockholders, all of whom were the stockholders of Microchips’ immediately prior to the effective time of the merger. We agreed to pay the following contingent consideration to the selling stockholders: (1) up to $46.5 million contingent upon the achievement of specified funding, product development and regulatory milestones; up to $2.3 million of which we may elect to pay in shares of our common stock, subject to approval of our stockholders to the extent necessary to comply with Nasdaq Listing Rule

5635; (2) up to $55.0 million contingent upon the achievement of specified amounts of aggregate net sales of products incorporating the intellectual property we acquired in the merger; (3) tiered royalty payments ranging from low single-digit to low double-digit percentages of annual net sales of such products, subject to customary provisions permitting royalty reductions and offset; and (4) a percentage of sublicense revenue related to such products.
Shares Being Registered
The number of shares of common stock being registered hereunder is comprised of: (i) 2,999,990 shares that we issued to the selling stockholders in connection with the closing of the merger, and (ii) up to 2,008,927 shares, or the Contingent Consideration Shares, that may be issued to the selling stockholders contingent upon the achievement of specified funding, product development and regulatory milestones set forth in the merger agreement, collectively, the Development Milestones. The number of Contingent Consideration Shares assumes (a) the achievement of all the milestones for which we may elect to pay the consideration owed in shares of our common stock, (b) that we so elect to pay such consideration in shares of our common stock, and (c) that the per share price used to calculate the number of Contingent Consideration Shares issued with respect to the achievement of the applicable milestone is $1.12, which represents the average of the high and low prices of our common stock on May 8, 2020 as reported on The Nasdaq Capital Market.
If we elect to pay any of the consideration owed upon the achievement of a Development Milestone in shares of our common stock, the number of shares issuable will be determined based on: (a) with respect to $1.0 million of the amounts owed upon achievement of certain of the Development Milestones, the dollar amount payable upon achievement of the applicable milestone divided by the greater of (i) $1.15 or (ii) the average closing price of our common stock over the five consecutive trading days immediately prior to achievement of the applicable milestone; and (b) with respect to $1.3 million of the amounts owed upon achievement of certain of the other Development Milestones, the dollar payable upon achievement of the applicable milestone divided by the average closing price of our common stock over the five consecutive trading days immediately prior to achievement of the applicable milestone.
The Contingent Consideration Shares have neither been earned nor issued as of the date of this prospectus. The actual number of Contingent Consideration Shares issued to the selling stockholders, if any, could be materially more or less than 2,008,927 shares of common stock depending on whether and to what extent the applicable Development Milestones are achieved, whether we elect to pay the amount due in shares of our common stock, on the average closing price of our common stock over the five consecutive trading days immediately prior to achievement of the applicable milestone, and, if applicable, if we obtain approval of our stockholders to the extent necessary to comply with Nasdaq Listing Rule 5635. The number of Contingent Consideration Shares is not intended to constitute an indication or prediction of whether any of the Development Milestones will be achieved or the future market price of our common stock.
Nasdaq Listing Rule 5635
Our common stock is listed on The Nasdaq Capital Market and we are subject to the Nasdaq Listing Rules governing listing requirements for securities listed thereon. Nasdaq Listing Rule 5635(a) requires, among other things, that an issuer obtain stockholder approval prior to the issuance of securities in connection with the acquisition of the stock of another company if, due to the present or potential issuance of common stock, including shares issued pursuant to an earn-out provision or similar type of provision: (i) the common stock has or will have upon issuance voting power equal to or in excess of 20% of the voting power outstanding before the issuance of stock or securities convertible into or exercisable for common stock; or (ii) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities.
The issuance of the 2,999,990 shares that we issued to the selling stockholders in connection with the closing of the merger was less than 20% of our issued and outstanding common stock. As discussed above, the actual number of Contingent Consideration Shares issued to the selling stockholders, if any, will depend on a number of factors, including, whether and to what extent the applicable Development Milestones are achieved, whether we elect to pay the amount due in shares of our common stock, and on the average closing price of our common stock over the five consecutive trading days immediately prior to achievement of the applicable milestone.
To the extent the issuance of Contingent Consideration Shares is subject to Nasdaq Listing Rule 5635(a), we will not issue such Contingent Consideration Shares unless and until we have obtained stockholder approval in accordance with Nasdaq Listing Rules.
SELLING STOCKHOLDERS
This prospectus relates to the sale or other disposition of up to 5,008,917 shares of our common stock that are or may become issuable to the selling stockholders (or, as applicable, their respective pledgees, distributees, transferees, or any of their respective successors in interest). See “Microchips Acquisition” on page 7 of this prospectus.

The registration of shares of our common stock covered by this prospectus does not mean that the selling stockholders will offer or sell any of such shares of our common stock. The selling stockholders may resell or dispose of the shares of our common stock, or interests therein, at fixed prices, at prevailing market prices at the time of sale or at prices negotiated with purchasers, to or through one or more underwriters, dealers or agents, or through any other means described in this prospectus under "Plan of Distribution" on page 12 of this prospectus. The selling stockholders will bear all commissions and discounts, if any, attributable to the sale or disposition of the shares of common stock, or interests therein. We will bear all costs, expenses and fees in connection with the registration of the shares of common stock.
The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of May 12, 2020 by the selling stockholders, as determined in accordance with Rule 13d-3 of the Exchange Act. For purposes of determining the number of shares of common stock beneficially owned prior to the offering, the number of shares of common stock being offered and the number of shares of common stock beneficially owned upon completion of the offering, and the associated percentages, we assumed that the selling stockholders will be issued in the aggregate 2,008,927 Contingent Consideration Shares, which is an estimate of the number of Contingent Consideration Shares that may be issued to the selling stockholders in the future. As described in further detail in “Microchips Acquisition,” above, the actual number of Contingent Consideration Shares issued to the selling stockholders, if any, could be materially more or less than 2,008,927 shares. The percent of beneficial ownership for the selling stockholders is based on 26,646,191 shares of our common stock outstanding as of May 12, 2020.
Except as described below, to our knowledge, none of the selling stockholders has been an officer or director of ours or of our affiliates within the past three years or had any material relationship with us or our affiliates within the past three years. Our knowledge is based on information provided by the selling stockholders through questionnaires we distributed in connection with the filing of the registration statement of which this prospectus is a part.
Information about the selling stockholders may change over time. Any changed information will be set forth in an amendment to the registration statement or supplement to this prospectus, to the extent permitted and required by law.

Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to the Offering		# of Shares of Common Stock Being Offered	Shares of Common Stock Beneficially Owned Upon Completion of this Offering (1)
	#	%		#	%
Entities affiliated with Polaris Venture Partners (2)	2,456,114	9.22%	1,986,662	469,452	1.76%
Teva Pharmaceuticals USA, Inc. (3)	1,563,720	5.87%	1,563,720	—	—
MS Pace LP (4)	644,213	2.42%	644,213	—	—
Entities affiliated with Intersouth Partners (5)	349,882	1.31%	349,882	—	—
Entities affiliated with Flybridge Capital Partners (6)	124,904	*	124,904	—	—
Robert S. Langer, Jr. (7)	112,766	*	96,716	16,050	*
InterWest Partners X, L.P. (8)	84,096	*	84,096	—	—
Lisa Anne Furnish Revocable Trust (9)	37,211	*	37,211	—	—
Charles E. Hutchinson 2011 Irrevocable Trusts (10)	41,160	*	41,160	—	—
Massachusetts Institute of Technology (11)	28,905	*	28,905	—	—
Michael J. Cima (12)	25,048	*	25,048	—	—
John T. Santini, Jr. and Catherine Santini (13)	21,538	*	21,538	—	—
Omega Fund IV, L.P. (14)	197	*	197	—	—
The Michael D Langer 2010 Trust (15)	77	*	77	—	—
The Susan K Langer 2010 Trust (16)	77	*	77	—	—
The Samuel A Langer 2012 Trust (17)	77	*	77	—	—
Other former stockholders of Microchips as a group (2 stockholders) (18)	4,425	*	4,425	—	—
*Less than 1%

1)	Assumes that the selling stockholders will sell all the shares offered by this prospectus. The selling stockholders may sell some, all or none of the shares offered by this prospectus.

2)
Shares beneficially owned prior to the offering consist of (a) 1,142,961 shares held of record by, and 765,375 Contingent Consideration Shares that may become issuable to, Polaris Venture Partners III, L.P. (“PVP III”), (b) 29,152 shares held of record by, and 19,521 Contingent Consideration Shares that may become issuable to, Polaris Venture Partners Entrepreneurs' Fund III, L.P. (“PVPEF III”), (c) 17,760 shares held of record by, and 11,893 Contingent Consideration Shares that may become issuable to, Polaris Venture Partners Founders' Fund III, L.P. (“PVPFF III,” and, together with PVP III and PVPEF III, the “PVP III Funds”), (d) 140,574 shares are held of record by Polaris Venture Partners IV, L.P. (“PVP IV”), (e) 2,635 shares are held of record by Polaris Venture Partners Entrepreneurs’ Fund IV, L.P. (“PVPEF IV,” and, together with PVP IV, the “PVP IV Funds”), (f) 314,804 shares are held of record by Polaris Venture Partners V, L.P. (“PVP V”), (g) 6,135 shares are held of record by Polaris Partners Entrepreneurs’

Fund V, L.P. (“PVPEF V”), (h) 2,156 shares are held of record by Polaris Venture Partners Founders’ Fund V, L.P. (“PVPFF V”), and (i) 3,148 shares are held of record by Polaris Venture Partners Special Founders’ Fund V, L.P. (“PVPSFF V,” and, together with PVP V, PVPEF V and PVPFF V, the “PVP V Funds”). Polaris Venture Management Co. III, L.L.C. (“PVM III”) is the general partner of each of the PVP III Funds and may be deemed to have voting, investment and dispositive power with respect to the shares held by each of the PVP III Funds. Polaris Venture Management Co. IV, LLC (“PVM IV”) is the general partner of each of the PVP IV Funds and may be deemed to have voting, investment and dispositive power with respect to shares held by each of the PVP IV Funds. Polaris Venture Management Co. V, LLC (“ PVM V”) is the general partner of each of PVP V Funds and may be deemed to have voting, investment and dispositive power with respect to the shares held by each of the PVP V Funds. Jonathan A. Flint and Terrance G. McGuire, the managing members of each of PVM III, PVM IV and PVM V, may each be deemed to share voting, investment and dispositive power with respect to these shares. Mr. McGuire previously served as a member of the board of directors of Microchips.

3)
Shares beneficially owned prior to the offering consist of 936,560 shares held of record by, and 627,160 Contingent Consideration Shares that may become issuable to, Teva Pharmaceuticals USA, Inc. (“Teva USA”). Teva USA is a subsidiary of Teva Pharmaceutical Industries Limited, an Israeli corporation and a reporting company under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended. Asaph Naaman, Senior Vice President and Chief Financial Officer-North America of Teva USA, previously served as a member of the board of directors of Microchips. Teva Pharmaceuticals International GmbH, an affiliate of Teva USA, and Microchips were previously parties to a collaboration agreement, which was terminated in 2018.

4)
Shares beneficially owned prior to the offering consist of 385,839 shares held of record by, and 258,374 Contingent Consideration Shares that may become issuable to, MS Pace LP. MS Pace Management, LLC (“MSP Management”) is the general partner of MS Pace LP. Sightline MS GP, LLC (“Sightline MSGP”) is the manager of MSP Management and Sightline Coventure, LLC (“Sightline Coventure”) is the manager of Sightline MSGP. MSP Management, Sightline MSGP and Sightline Coventure each may be deemed to have voting, investment and dispositive power with respect to shares held by MS Pace LP. Joe Biller and Buzz Benson, managing directors of Sightline Coventure, may be deemed to share voting, investment and dispositive power with respect to these shares.

5)
Shares beneficially owned prior to the offering consist of (a) 200,932 shares held of record by, and 134,191 Contingent Consideration Shares that may become issuable to, Intersouth Partners V, L.P. and (b) 9,163 shares held of record by, and 6,136 Contingent Consideration Shares that may become issuable to, Intersouth Affiliates V, L.P. (together with Intersouth Partners V, L.P., the “Intersouth V Funds”). Intersouth Associates V, LLC is the general partner of each of the Intersouth V Funds and may be deemed to have voting, investment and dispositive power with respect to the shares held by each of the Intersouth V Funds. Dennis Dougherty and Mitchell Mumma, member managers of Intersouth Associates V, LLC, may each be deemed to share voting, investment and dispositive power with respect to these shares.

6)
Shares beneficially owned prior to the offering consist of (a) 74,332 shares held of record by, and 49,776 Contingent Consideration Shares that may become issuable to, Flybridge Capital Partners I, L.P. and (b) 477 shares held of record by, and 319 Contingent Consideration Shares that may become issuable to, Flybridge Capital Partners III, L.P. Flybridge Capital Partners GP I, LLC is the general partner of Flybridge Capital Partners I, L.P. and may be deemed to have voting, investment and dispositive power with respect to the shares held by Flybridge Capital Partners I, L.P. Flybridge Capital Partners GP III, LLC is the general partner of Flybridge Capital Partners III, L.P. and may be deemed to have voting, investment and dispositive power with respect to the shares held by Flybridge Capital Partners III, L.P. Charles M. Hazard, Jr., Jeffrey J. Bussgang and David B. Aronoff may be deemed to share voting, investment and dispositive power with respect to these shares.

7)
Shares beneficially owned prior to the offering consist of (a) 57,926 shares held of record by, and 38,790 Contingent Consideration Shares that may become issuable to, Dr. Langer and (b) 16,050 shares beneficially owned by Dr. Langer. Dr. Langer previously served as a member of the board of directors of Microchips and he provides consulting and adviser services to Microchips and Daré, respectively.

8)
Shares beneficially owned prior to the offering consist of 50,368 shares held of record by, and 33,728 Contingent Consideration Shares that may become issuable to, InterWest Partners X, L.P. InterWest Management Partners X, LLC (“IMP10”) is the general partner of InterWest Partners X, L.P. and may be deemed to have voting, investment and dispositive power with respect to the shares held by InterWest Partners X, L.P. Gilbert H. Kliman and Arnold L. Oronsky, managing directors of IMP10, and Khaled A. Nasr and Keval Desai, venture members of IMP10, each may be deemed to share voting, investment and dispositive power with respect to these shares.

9)
Shares beneficially owned prior to the offering consist of 22,287 shares held of record by, and 14,924 Contingent Consideration Shares that may become issuable to, the Lisa Anne Furnish Revocable Trust. Lisa Anne Furnish,

trustee of the Lisa Anne Furnish Revocable Trust, may be deemed to have voting, investment and dispositive power with respect to these shares.

10)
Shares beneficially owned prior to the offering consist of (a) 12,326 shares held of record by, and 8,254 Contingent Consideration Shares that may become issuable to, the GST Exempt Separate Family Trust C/U The Charles E. Hutchinson 2011 IT (the “Exempt Hutchinson 2011 IT”), and (b) 12,326 shares held of record by, and 8,254 Contingent Consideration Shares that may become issuable to, the GST Taxable Separate Family Trust C/U The Charles E. Hutchinson 2011 IT (together with the Exempt Hutchinson 2011 IT, the “Hutchinson Trusts”). Concord Trust Company, LLC, trustee of the Hutchinson Trusts, may be deemed to have voting, investment and dispositive power with respect to the shares held by each of the Hutchinson Trusts. Christopher Martin and Andrew Powell, trust officers, may be deemed to share voting, investment and dispositive power with respect to these shares. Charles E. Hutchinson previously served as a member of the board of directors of Microchips.

11)
Shares beneficially owned prior to the offering consist of 17,312 shares held of record by, and 11,593 Contingent Consideration Shares that may become issuable to, Massachusetts Institute of Technology (“MIT”). Voting and dispositive power over these shares is exercised Lesley Millar-Nicholson, Director, MIT Technology Licensing Office. Ms. Millar-Nicholson disclaims beneficial ownership of these shares.

12)
Shares beneficially owned prior to the offering consist of 15,002 shares held of record by, and 10,046 Contingent Consideration Shares that may become issuable to, Dr. Cima. Dr. Cima previously served as a member of the board of directors of Microchips and he provides consulting services to Microchips.

13)
Shares beneficially owned prior to the offering consist of (a) 9,657 shares held of record by, and 6,466 Contingent Consideration Shares that may become issuable to, John and Catherine Santini, joint tenants, (b) 1,660 shares held of record by, and 1,111 Contingent Consideration Shares that may become issuable to, Mr. Santini, (c) 1,584 shares held of record by, and 1,060 Contingent Consideration Shares that may become issuable to, Mrs. Santini.

14)
Shares beneficially owned prior to the offering consist of 118 shares held of record by, and 79 Contingent Consideration Shares that may become issuable to, Omega Fund IV, L.P. Omega Fund IV GP, L.P. is the general partner of Omega Fund IV, L.P. and may be deemed to have voting, investment and dispositive power with respect to the shares held by Omega Fund IV, L.P. Omega Fund IV GP Manager Ltd. is the general partner of Omega Fund IV GP, L.P. and may be deemed to have voting, investment and dispositive power with respect to the shares held by Omega Fund IV GP, L.P. Otello Stampacchia, Anne-Mari Paster and Claudio Nessi each may be deemed to share voting, investment and dispositive power with respect to these shares. Paulina Hill, a principal of Omega Funds, previously served on the board of directors of Microchips.

15)
Shares beneficially owned prior to the offering consist of 46 shares held of record by, and 31 Contingent Consideration Shares that may become issuable to, The Michael D Langer 2010 Trust. Michael D. Langer and Aimee Hamilton, trustees of The Michael D Langer 2010 Trust, may be deemed to have voting, investment and dispositive power with respect to these shares.

16)
Shares beneficially owned prior to the offering consist of 46 shares held of record by, and 31 Contingent Consideration Shares that may become issuable to, The Susan K Langer 2010 Trust. Susan K. Langer and Aimee Hamilton, trustees of The Susan K Langer 2010 Trust, may be deemed to have voting, investment and dispositive power with respect to these shares.

17)
Shares beneficially owned prior to the offering consist of 46 shares held of record by, and 31 Contingent Consideration Shares that may become issuable to, The Samuel A Langer 2012 Trust. Samuel A. Langer and Aimee Hamilton, trustees of The Samuel A Langer 2012 Trust, may be deemed to have voting, investment and dispositive power with respect to these shares.

18)	Consists of 2,650 outstanding shares and 1,775 Contingent Consideration Shares.
PLAN OF DISTRIBUTION
The selling stockholders may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock offered under this prospectus on any stock exchange, market or trading facility on which the common stock is traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through agreements between broker-dealers and the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.
The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the pledgees, transferees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into options or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to each such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.
The selling stockholders also may resell all or a portion of the shares of common stock in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.
The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.
To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares of common stock against certain liabilities, including liabilities arising under the Securities Act.
We have agreed with the selling stockholders to use our commercially reasonable efforts to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (i) such time as all the shares of common stock covered by this prospectus have been sold and (ii) such timer as all the shares of common stock covered by this prospectus are saleable under Rule 144 without manner of sale or volume limitations.

LEGAL MATTERS
Breakwater Law Group, LLP, Solana Beach, California, will pass upon the validity of the common stock being offered by this prospectus.
EXPERTS
Mayer Hoffman McCann P.C., an independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019, as set forth in its report, which is incorporated by reference in this prospectus and the registration statement. Our financial statements are incorporated by reference in reliance on Mayer Hoffman McCann P.C.’s report, given on the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding issuers, such as our company, that file documents electronically with the SEC. Our SEC filings are available to the public at the SEC’s website address at http://www.sec.gov. The information on the SEC’s website is not part of this prospectus, and any references to the SEC’s website or any other website are inactive textual references only. We also maintain a website at www.darebioscience.com, through which you can access our SEC filings. The information set forth on our website is not part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.
This prospectus is only part of a registration statement on Form S-3 that we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information in and schedules and/or exhibits to the registration statement for further information about us and the securities being offered pursuant to this prospectus. Statements in this prospectus concerning any document we filed as an exhibit or schedule to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements
INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference is an important part of this prospectus. This prospectus incorporates by reference the documents listed below:

•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 27, 2020 (the “Annual Report”), including all material incorporated by reference therein, which includes the portions of our definitive proxy statement on Schedule 14A filed with the SEC on April 22, 2020 incorporated by reference into Part III of the Annual Report;

•	our Quarterly Report on Form 10-Q for the three months ended March 31, 2020, filed with the SEC on May 14, 2020;

•
our Current Reports on Form 8-K and on Form 8-K/A filed with the SEC on January 9, 2020, January 13, 2020, January 30, 2020, February 5, 2020, February 6, 2020, February 10, 2020, March 16, 2020, April 23, 2020, and April 27, 2020 (except for the information furnished under Items 2.02 or 7.01 of Form 8-K and all exhibits related to such items); and

•
the description of our common stock contained in our Registration Statement on Form 8-A filed on April 4, 2014, including any amendments thereto or reports filed for the purpose of updating such description, including the description of our common stock in Exhibit 4.6 of the Annual Report.

The SEC file number for each of the documents listed above is 001-36395.
In addition, all documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such reports and other documents, excluding any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K and exhibits furnished with such reports that are related to such items.

We also specifically incorporate by reference all documents filed by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than Current Reports on Form 8-K, or portions thereof, furnished under Items 2.02 or 7.01 of Form 8-K and exhibits furnished with such reports that are related to such items) after the date of the initial registration statement of which this prospectus is a part and prior to effectiveness of the registration statement.
Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request and at no cost to the requester, a copy of any or all reports or documents that are incorporated by reference into this prospectus, but not delivered with the prospectus. Such written or oral requests should be directed to:
Daré Bioscience, Inc.
3655 Nobel Drive, Suite 260
San Diego, CA 92122
Attn: Chief Financial Officer
Telephone: (858) 926-7655
You may also access these documents on our website, www.darebioscience.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.
You should rely only on information contained in, or incorporated by reference into, this prospectus and any related prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

DARÉ BIOSCIENCE, INC.
5,008,917 Shares of Common Stock
________________________________________
PROSPECTUS
________________________________________
                 , 2020
________________________________________

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The following table sets forth the fees and expenses incurred or expected to be incurred by us in connection with the sale and issuance of the securities being registered hereby. Other than the SEC registration fee, the amounts stated are estimates.

SEC registration fee	$728
Legal fees and expenses	5,000
Accounting fees and expenses	7,500
Miscellaneous	5,000
Total	$18,228
Item 15. Indemnification of Directors and Officers
Delaware Law
Section 102 of the Delaware General Corporation Law, or DGCL, permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.
Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Restated Certificate of Incorporation
Our Restated Certificate of Incorporation, as amended, referred to herein as our restated certificate of incorporation, provides that no director of our corporation shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.
In addition, our restated certificate of incorporation provides that we will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of us), by reason of the fact that he or she is or was, or has agreed to become, our director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an Indemnitee), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.
Our restated certificate of incorporation also provides that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, our director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee or, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses (including attorneys’ fees) actually and reasonably incurred by him or her or on his or her behalf in connection therewith. If we do not assume the defense, expenses must be advanced to an Indemnitee under certain circumstances.
Indemnification Agreements
We have entered into indemnification agreements with our directors and executive officers. In general, these agreements provide that we will indemnify the director or executive officer to the fullest extent permitted by law for claims arising in his or her capacity as a director or officer of our company or in connection with their service at our request for another corporation or entity. The indemnification agreements also provide for procedures that will apply in the event that a director or executive officer makes a claim for indemnification and establish certain presumptions that are favorable to the director or executive officer.
We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.
Insofar as the forgoing provisions permit indemnification of our directors and officers, or persons controlling us, for liability arising under the Securities Act of 1933 we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.
Item 16. Exhibits
The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which Exhibit Index is hereby incorporated by reference.
Item 17. Undertakings
(a)    The undersigned registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)     Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Exhibit Description	Filed Herewith	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File/Reg. Number
4.1
Restated Certificate of Incorporation of the Registrant, as amended by Certificate of Amendment dated July 19, 2017 to effect the reverse stock split effective July 20, 2017, and by Certificate of Amendment dated July 19, 2017 stating the name change effective July 20, 2017
			10-Q (Exhibit No. 3.1)	8/14/2017	001-36395

4.2	Second Amended and Restated By-laws of the Registrant, as amended		10-Q (Exhibit No. 3.1)	8/13/2018	001-36395

4.3	Specimen Stock Certificate evidencing the shares of Common Stock		10-K (Exhibit No. 4.1)	3/28/2018	001-36395

4.4	Warrant, dated January 8, 2015, issued to Hercules Technology Growth Capital, Inc.		8-K (Exhibit No. 4.1)	1/8/2015	001-36395

4.5	Preferred Stock Purchase Warrant to purchase shares of Series D Convertible Preferred Stock issued by the Registrant to Lighthouse Capital Partners VI, L.P., as amended		S-1 (Exhibit No. 10.20)	3/10/2014	333-194442

4.6	Form of Stock Purchase Warrant of the Registrant to purchase shares of Series C Convertible Preferred Stock		S-1 (Exhibit No. 10.19)	3/10/2014	333-194442

4.7(a)	Form of Warrant to Purchase Shares of Common Stock (February 2018 Underwritten Offering)		8-K (Exhibit No. 4.1)	2/13/2018	001-36395

4.7(b)	Form of Amendment to Warrant to Purchase Common Stock entered into as of June 27, 2018		10-Q (Exhibit No. 4.1)	11/13/2018	001-36395

4.8	Description of securities of the registrant		10-K (Exhibit No. 4.6)	3/27/2020	001-36395

5.1	Opinion of Breakwater Law Group, LLP	X

23.1	Consent of Mayer Hoffman McCann P.C.	X

II-I

23.2	Consent of Breakwater Law Group, LLP (included in Exhibit 5.1)	X

24.1	Power of Attorney (included on signature page)	X

II-II

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of San Diego, State of California, on May 15, 2020.

Daré Bioscience, Inc.
By: /s/ Lisa Walters-Hoffert Lisa Walters-Hoffert Chief Financial Officer

SIGNATURES AND POWER OF ATTORNEY
We, the undersigned officers and directors of Daré Bioscience, Inc., hereby severally constitute and appoint Sabrina Martucci Johnson and Lisa Walters-Hoffert, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for her or him and in her or his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as she or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or her or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sabrina Martucci Johnson	President, Chief Executive Officer, Secretary and Director	May 15, 2020
Sabrina Martucci Johnson	(Principal Executive Officer)

/s/ Lisa Walters-Hoffert	Chief Financial Officer	May 15, 2020
Lisa Walters-Hoffert	(Principal Financial and Accounting Officer)

/s/ William H. Rastetter	Chairman of the Board	May 15, 2020
William H. Rastetter, Ph.D.

/s/ Cheryl R. Blanchard	Director	May 15, 2020
Cheryl R. Blanchard, Ph.D.

/s/ Jessica D. Grossman	Director	May 15, 2020
Jessica D. Grossman, M.D.

/s/ Susan L. Kelley	Director	May 15, 2020
Susan L. Kelley, M.D.

/s/ Gregory W. Matz	Director	May 15, 2020
Gregory W. Matz, CPA

/s/ Robin J. Steele	Director	May 15, 2020
Robin J. Steele, J.D., L.L.M.

4821-2529-7816, v. 2